EXHIBIT 10.13

Indemnification Agreements

The following current directors and officers are parties to indemnification agreements with K-Tron International, Inc.:

Kevin C. Bowen
Edward B. Cloues, II
Norman Cohen
Robert A. Engel
Edward T. Hurd
Lukas Guenthardt
Richard J. Pinola
Ronald R. Remick
Alan R. Sukoneck